                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): May 11, 1999



                         PROVIDENT AMERICAN CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      Pennsylvania                       0-13591                 23-2214195
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)





                2500 DeKalb Pike, Norristown, Pennsylvania 19404
                ------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report: N/A



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Item 5. Other Events

The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of the Provident American Corporation ("Provident") and its subsidiaries, and the notes thereto, appearing in Provident's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding Provident's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, risks associated with brand development, competition, funding; need for additional capital, management of potential growth; new management team, dependence on key personnel, dependence on the Internet, dependence on strategic alliances with Internet providers, liability for information retrieved from the Internet, uncertain acceptance of the Internet as a medium for health insurance sales, risk capacity constrains; reliance on internally developed systems; system development risks, dependence on third party systems, rapid technological change, risk of system failure, A.M. Best's insurance ratings, dependence on key suppliers of insurance products, dependence upon third party claims administration services, changes in the insurance industry, insurance industry factors, health care reform legislation, government regulation and legal uncertainties, potential conflicts of interest, risk associated with the Year 2000 and absence of dividends. Any one or a combination of these factors could have a material adverse effect on Provident's business, financial condition and results of operations. These forward-looking statements represent Provident's judgment as of the date of this report. Provident disclaims, however, any intent or obligation to update these forward-looking statements.

         On May 13, 1999, HealthAxis.com, Inc. ("HealthAxis" or the "Company"), the Internet subsidiary of Provident, announced the completion of a private placement of Common Stock to a group of accredited investors. Gross proceeds of the offering totaled $6,192,612.00. The Company issued 516,051 shares of Common Stock.


                                       2



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         Investors purchasing in the Common Stock Offering (the "Offering") were provided with the following registration rights:

         When the Company proposes to register any shares of Common Stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or a Form S-8), the Company is required to give notice to the holders of the Common Stock who purchased in the Offering of the proposed registration and the right to include their shares of Common Stock in such registration (a "Piggyback Registration"), subject to certain conditions including the right of the underwriter of such offering to limit the number of Common Stock sold by the holders if the underwriter advised the Company and such holders in writing that the number of Common Stock required to be included by such holders would interfere with the successful marketing of the shares offered. Such Piggyback Registration rights are subject to the priority rights granted to HealthPlan Services, Inc. ("HPS"), holders of the Series B and Series C Preferred Stock and certain warrant holders. Subject to rights granted to HPS, holders of the Series B and Series C Preferred Stock and certain warrant holders, the holders of at least 2% of the then outstanding shares of Common Stock purchased in the Offering may also require the Company to file up to two registration statements ("demand registrations") under the Securities Act with respect to the Common Stock acquired in the Offering held by such holders desiring to participate, subject to certain conditions. Such demand may not be made earlier than: (i) 12 months from the closing of the offering or (ii) six months after the Company's initial public offering. The Company is required to pay all registration expenses (as defined in the Registration Rights Agreement to be executed in connection with this transaction), other than any underwriting discounts and commissions for any underwriter or broker-dealer acting on behalf of the holders of the Common Stock.


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Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of business acquired.

             Not applicable.

         (b) Proforma Financial Information.

             Not applicable.

         (c) Exhibits.

             The following exhibits are filed herewith:


S-K Item
Number              Description
--------            -----------

99.1                Press Release dated May 13, 1999.





























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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       PROVIDENT AMERICAN CORPORATION


Date:    May 13, 1999                  By: /s/ Alvin H. Clemens
       ----------------------              -------------------------------------
                                           Alvin H. Clemens
                                           Chairman of the Board and
                                          Chief Executive Officer




Date:    May 13, 1999                  By: /s/ Francis L. Gillan III
       ----------------------              -------------------------------------
                                           Francis L. Gillan III
                                           Chief Financial Officer and Treasurer





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                                  EXHIBIT INDEX
                                  -------------


S-K Item
Number              Description
--------            ------------

99.1                Press Release dated May 13, 1999.




























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